Exhibit 3.2
                   AMENDED AND RESTATED BYLAWS

                               OF

                     JOHN H. HARLAND COMPANY

               AS AMENDED THROUGH FEBRUARY 1, 1999




                            ARTICLE I
                          SHAREHOLDERS


          Section 1.     Annual Meeting.   The annual meeting  of

the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fail to provide, then such meeting shall be held at the principal office of the Company in Atlanta, Georgia at 10:00 a.m., on the fourth Friday of April of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day.

          Section 2.     Special Meetings.   Special meetings  of

the shareholders may be called by the Board of Directors, by the Chairman of the Board of Directors, by the President, or by the Company upon the written request (which request shall set forth the purpose or purposes of the meeting) of the shareholders of record (see Section 6(b) of Article I of these Bylaws) of outstanding shares representing more than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. In the event such meeting is called by the Board of Directors, such meeting may be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. If such meeting is called at the request of shareholders as provided in this Section 2, then such meeting shall be held in Atlanta, Georgia.

          Section 3.     Notice  of  Meetings.    A  written   or

printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Company to each holder of record of stock of the Company at the time entitled to vote, at his address as it appears upon the records of the Company, not less than 10 nor more than 60 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice within 20 days after the




call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

          Section 4.       Quorum and Shareholder Vote.  A quorum

for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Georgia Business Corporation Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

          Section 5.     Proxies.  A shareholder may vote  either

in  person  or  by  proxy  duly   executed  in  writing  by   the
shareholder. Unless written notice to the contrary is delivered to the Company by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

          Section 6.     Fixing Record Date.


          (a)Except provided in paragraph (b) of this Section 6, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting; provided that the record date




for the determination of shareholders entitled to notice of or to vote at any special meeting of shareholders called by the Company at the request of holders of shares pursuant to Section 2 of
Article I hereof or any adjournment thereof shall be 20 days after the "Determination Date" (as defined in paragraph (b) of this Section 6), and provided further that such record date shall be 70 days prior to such special meeting. In any case where a record date is set, under any provision of this Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Company after such record date.

          (b) (i) In order  that the  Company may  determine  the
shareholders entitled to request a special meeting of the shareholders or a special meeting in lieu of the annual meeting of the shareholders pursuant to Section 2 of Article I hereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of
Directors. Any shareholder of record seeking to have the shareholders request such a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall, within 10 business days after the date on which such a request is received adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 business days after the date on which such a request is received, the record date for determining shareholders entitled to request such a special meeting shall be the first day on which a signed written request setting forth the request to fix a record date is delivered to the Company by delivery to its principal place of business, or any officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded.

          (ii) Every written request for a special meeting shall bear the date of signature of each shareholder who signs the request and no such request shall be effective to request such a meeting unless, within 70 days after the record date established in accordance with paragraph (b) (i) of this Section, written requests signed by a sufficient number of record holders as of such record date to request a special meeting in accordance with
Section 2 of Article I hereof are delivered to the Company in the manner prescribed in paragraph (b) (i) of this Section.

          (iii) In the event of the delivery, in the manner provided by this Section, to the Company of the requisite written request or requests for a special meeting and/or any related revocation or revocations, the Company shall engage nationally




recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no request by shareholders for a special meeting shall be effective until the earlier of (i) five business days following delivery to the
Company of requests signed by the holders of record (on the record date established in paragraph (b) (i) of this Section) of the requisite minimum number of shares that would be necessary to request such a meeting under Section 2 of Article I hereof, or
(ii) such date as the independent inspectors certify to the Company that the requests delivered to the Company in accordance with this Article represent at least the minimum number of shares that would be necessary to request such meeting (the earlier of such dates being herein referred to as the "Determination Date"). Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

          (iv) Unless the independent inspectors shall deliver, on or before the Determination Date, a certified report to the Company stating that the valid requests for a special meeting submitted pursuant to paragraph (iii) above represent less than the requisite minimum number of shares that would be necessary to request a special meeting under Section 2 of Article I hereof, the Board of Directors shall, within five business days after the Determination Date, adopt a resolution calling a special meeting of the shareholders and fixing a record date for such meeting, in accordance with Section 6(a) of Article I of these Bylaws.

          Section 7.     Notice of Shareholder  Business.  At  an

annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who complies with the notice procedures set forth in this Section 7 and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each




matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section 8.     Notice of Shareholder Nominees.   Except

for Directors who are elected by Directors pursuant to the provisions of Section 2 of Article II of these Bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders
(a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the
meeting  is  given  or  made  to  shareholders,  notice  by   the
shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth
(a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if




he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                           ARTICLE II
                            DIRECTORS


          Section 1.     Powers  of  Directors.    The  Board  of

Directors shall have the management of the business of the Company and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these bylaws, may exercise all the powers of the Company.

          Section 2.     Number and Term of Directors. The number

of Directors that shall constitute the full Board shall be determined from time to time exclusively by the Board by a vote of not less than 75% of the Directors then in office. No decrease in the number of Directors shall shorten the term of an incumbent Director. Directors shall be elected in the manner and for the terms set out below:

          Directors shall be  divided into three  classes, to  be
known as  Class A,  Class B,  and  Class C.   Each  Class  shall,
insofar as possible, be composed of an equal number of Directors.

          The shareholders shall first elect Class A Directors to serve until the first annual meeting of shareholders next following.

          The shareholders shall first elect Class B Directors to serve until the second annual meeting next following.

          The shareholders shall first elect Class C Directors to serve until the third annual meeting next following.

          At each annual meeting after the first election of classified Directors, the successors of the class of Directors whose terms shall expire in that year shall be elected to hold office for the term of three (3) years, so that the term of office of one class of Directors shall expire in each year.

          The shareholders may elect less than the full number of Directors, and any vacancy occurring in the Board of Directors by reason of an increase in the number of Directors may be filled by the Board of Directors, but only for a term of office continuing until the next election of Directors by the shareholders and until the election and qualification of the successor. Any vacancy occurring in the Board of Directors by reason of death, retirement, resignation or removal may be filled by the Board of Directors, and the Director elected to fill such vacancy shall be elected for the unexpired term of his predecessor in office. Any Director elected by the Board of Directors to fill a vacancy occurring on the Board shall be elected by the affirmative vote of a majority of the remaining Directors.





          Section 3.     Meetings of the Directors.  The Board of

Directors shall meet each year at such time and place as the Board may provide, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by the Chairman of the Board or by the President or by any two of the Directors.

          Section 4.     Notice of  Meetings.    Notice  of  each

meeting of the Directors shall be given by the Secretary by mail or by telephone, facsimile or in person at least two days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board. Any Director may waive notice, either before or after the meeting, and shall be deemed to have waived notice if he or she is present at the meeting.

          Section 5.     Action of Directors  Without a  Meeting.

Any action required by law to be taken at a meeting of, the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

          Section 6.     Committees.  The Board of Directors may,

in its discretion, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, except that no such committee may: (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation of the Corporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, (4) adopt, amend or repeal these Bylaws, (5) approve a plan of merger not requiring shareholder approval or
(6) appoint another committee of the Board. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

          Section 7.     Compensation.   An annual  retainer,  as

well as a fee and reimbursement for expenses for attendance at meetings of, or service on, the Board of Directors or any





committee thereof, may be fixed by resolution of the Board of Directors.

          Section 8.     Removal.  Any  or all  Directors may  be

removed from office at any time  with or without cause, but  only by the same affirmative shareholder  vote required to amend  this
Section  8  as  provided  in  Article  IX  of  the  Articles   of
Incorporation.

          Section 9.     Telephone Conference Meetings.   Members

of the Board of Directors or any committee of the Board may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

                           ARTICLE III
                            OFFICERS


          Section 1.     Officers.  The  officers of the  Company

shall consist  of  a  Chairman  of  the  Board  of  Directors,  a
President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors. Any two offices may be held by the same person. The Board may designate a Vice-
President as an Executive or Senior Vice-President, and may designate the order in which the other Vice-Presidents may act.

          Section 2.     Chairman of the Board.  The Chairman  of

the Board shall be a member of the Board of Directors as well as serve as chairman of the executive committee. He shall preside at all meetings of shareholders and directors. In the absence or disability of the President, the Chairman shall perform the duties of the President.

          Section 3.     President.  The  President shall be  the

chief executive officer of the Company, subject to the direction of the Board of Directors. He shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors. In the absence of the Chairman of the Board the President shall preside at all meetings of the shareholders and the Board of Directors.

          Section 4.     Vice-President.     The   Vice-President

shall act in the case of the absence or disability of the Chairman of the Board and the President. If there is more than one Vice-President, such Vice-Presidents shall act in the order of precedence, as set out by the Board of Directors.





          Section 5.     Treasurer.    The  Treasurer  shall   be

responsible for the maintenance of proper financial books and records of the Company.

          Section 6.     Secretary.  The Secretary shall keep the

minutes of the meetings of the shareholders and the Directors and shall have custody of and attest the seal of the Company.

          Section 7.     Other  Duties  and  Authorities.    Each

officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors.

          Section 8.     Removal.  Any officer may be removed  at

any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.





































                           ARTICLE IV
                DEPOSITORIES, SIGNATURE AND SEAL


          Section 1.     Depositories.  All funds of the  Company

shall be deposited in the name of the Company in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

          Section 2.     Contracts.    All  contracts  and  other

instruments shall be signed on behalf of the Company by the President or by such other officer, officers, agent or agents, as the President from time to time may provide by delegation of authority.

          Section 3.     Seal.  The corporate seal of the Company

shall read as follows: _John H. Harland Company, Atlanta, Georgia, Corporate Seal 1923._ The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.

                            ARTICLE V
                         STOCK TRANSFERS


          Section 1.     Form and Execution of Certificates.  The

certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board, the President or a Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

          Section 2.     Transfers of Shares.  Shares of stock in

the Company shall be transferable only on the books of the Company by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Company or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such





evidence as it may reasonably require showing that the requested transfer is proper.


          Section 3.     Lost, Destroyed or Stolen  Certificates.

Where the holder of record of a share or shares of stock of the Company claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board shall by resolution provide for the issuance of a certificate to replace the original if the holder of record so requests before the Company has notice that the certificate has been acquired by a bona fide purchaser, files with the Company a sufficient indemnity bond, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Company, in the reasonable exercise of its discretion. The Board may authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

          Section 4.     Transfer Agent and Registrar.  The Board

may (but shall not be required to) appoint a transfer agent or agents and a registrar or registrars, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.


                           ARTICLE VI
                         INDEMNIFICATION


          Section 1.     Mandatory Indemnification.  The  Company

shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than is provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he or she is or was a Director or an executive or corporate officer, against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he or she conducted himself or herself in good faith and reasonably believed such conduct was in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful.

          Section 2.     Advance for Expenses.  The Company shall

pay for or reimburse the reasonable expenses incurred by a Director or any such officer who is a party to a proceeding in advance of the final disposition of the proceeding if:

          (a)  Such  person  furnishes  the  Company  a   written
            affirmation of his  or her good faith belief that  he

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            or she has met  the standard of conduct set forth  in
            Section 1 above; and

          (b) Such person furnishes the Company a written undertaking, executed personally on his or her behalf to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

          The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

          Section 3.  Indemnification  Not Exclusive.  The  right

to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

          Section 4.     Amendment or  Repeal.    Any  repeal  or

modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                           ARTICLE VII
                       AMENDMENT OF BYLAWS


          Section 1.     Amendment.    Except   as  provided   in

Article IX of the Company's Articles of Incorporation, these Bylaws may be altered, amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all Directors then holding office, but any Bylaws adopted by the Board of Directors may be altered, amended, repealed, or any new Bylaws adopted, by the shareholders by the affirmative vote of a majority of all shares entitled to vote at any annual meeting or by like vote at any special meeting when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of any such meeting. The shareholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.


                          ARTICLE VIII
                      BUSINESS COMBINATIONS



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          Section 1.     Election of Georgia Business Combination

Statute.  All  requirements of Sections  14-2-1131 through  14-2-

1133 of the Georgia Business Corporation Code, as may be in effect from time to time, shall apply to all "business combinations" (as defined in Section 14-2-1131 of the Georgia Business Corporation Code as in effect from time to time) involving the Company.


                           ARTICLE IX
                        RETIREMENT POLICY


          Section 1.     Retirement of Directors.   No member  of

the Board of Directors of the Company (but excluding the Chairman of the Board) will seek reelection to the Board after the normal expiration of his or her term in office after reaching the age of 72 years. In addition, the Chief Executive Officer of the Company will resign as a Director effective with the annual meeting next following his or her 65th birthday, notwithstanding the expiration of his or her then current term of office.

          Section 2.     Retirement of Officers.   Those  persons

occupying the position of corporate or divisional officers of the Company, including but not limited to the President, Executive or Senior Vice President or Vice President (but excluding the Chairman of the Board), will be expected to retire at the end of the month following his or her 65th birthday, consistent with applicable laws.
























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